FEDERATED INDEX TRUST

                            Federated Investors Funds
                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7000

                                October 30, 1998

EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC 20549

      RE:  FEDERATED INDEX TRUST  (the "Trust")
            Federated Max-Cap Fund
            Federated Mid-Cap Fund
            Federated Mini-Cap Fund
           1933 Act File No. 33-33852
           1940 ACT FILE NO. 811-6061

Dear Sir or Madam:

     Post-Effective Amendment No. 15 under the Securities Act of 1933 and Amendment No. 17 under the Investment Company Act of 1940 to the Registration Statement of the above-referenced Trust is hereby electronically transmitted.

      As indicated on the facing page of the Amendment, the Registrant has specified that it is to become effective December 31, 1998 pursuant to the provisions of Rule 485(a) under the Securities Act of 1933. Consistent with the position of the Division of Investment Management, a Rule 485(a) filing is being made to make changes to the Registrant's registration statement to comply with the requirements of "New" Form N-1A and Rule 421 under the Securities Act of 1933, as amended effective October 1, 1998.

      The Registrant's Risk/Return Bar Charts and Tables as required under Item 2 and a form of the Risk/Return Summary: Fee Tables as required under Item 3 will be separately transmitted via fax to (202)628-9002 within 3 business days of this filing.

      Because we have essentially re-drafted the Trust's prospectuses and statements of additional information to comply with New N-1A, it is our opinion that it would not be productive or useful to mark the changes in the document. Therefore, this registration statement is not redlined to reflect differences from the Trust's currently effective prospectuses and statements of additional information.

      In addition, we respectfully request SEC comments within 45 days of the date of this filing in order to meet our print production and shareholder mailing schedules. The Registrant's prospectuses and statements of additional information must release to print no later than December 18, 1998 in order to mail to shareholders on December 30, 1998 so that financial statements are provided to shareholders within sixty days of the Registrant's fiscal year end.

      Registrant anticipates filing the Trust's updated financial statements by post-effective amendment pursuant to Rule 485(b) on or about December 22, 1998 to become effective on December 31, 1998, simultaneously with the effectiveness of Registrant's Rule 485(a) post-effective amendment.

      If you have any questions regarding this filing, please call me at (412) 288-8489.

                                          Very truly yours,



                                          /s/ Lisa C. McGaffick
                                          Lisa C. McGaffick
                                          Compliance Analyst

Enclosures